                                                                 EXHIBIT 10.22

                        ENVIRONMENTAL INDEMNITY AGREEMENT

                  This ENVIRONMENTAL INDEMNITY AGREEMENT (this "AGREEMENT") is made and entered into as of this 8th day of June, 1998 by ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company ("INDEMNITOR"), in favor of LEHMAN BROTHERS REALTY CORPORATION, a Delaware corporation ("LENDER").

                  WHEREAS, Lender has made to Indemnitor a loan (the "LOAN") in the original principal amount of One Hundred Million Six Hundred Thousand and No/100 Dollars ($100,600,000.00) pursuant to that certain Loan Agreement of even date herewith between Indemnitor and Lender (the "LOAN AGREEMENT");

                  WHEREAS, the Loan is evidenced by that certain Mortgage Note of even date herewith, in the aggregate original principal amount of One Hundred Million Six Hundred Thousand and No/100 Dollars ($100,600,000.00) made payable by Indemnitor to the order of Lender (the "MORTGAGE NOTE");

                  WHEREAS, the Mortgage Note is secured by, among other things, the Mortgage (as defined in the Loan Agreement), granting to Lender a lien on, among other things, the twelve (12) properties described on EXHIBIT A-1 THROUGH EXHIBIT A-12 attached hereto and the improvements thereon (collectively, the "MORTGAGED PROPERTY");

                  WHEREAS, all of Lender's rights under this Agreement, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), including, without limitation, the Mortgage (as defined in the Loan Agreement), may be assigned by Lender, along with mortgage loans made to other borrowers, to, among others, an institutional trustee (the "TRUSTEE"), as trustee for the benefit of the holders from time to time of certain mortgage-backed certificates (the "CERTIFICATES") pursuant to SECTION 9 of the Loan Agreement, and may be serviced by a professional loan servicing company selected by Lender (the "SERVICER") on behalf of the Trustee. Upon assignment of the Loan Documents to the Trustee, the term "Lender" as used herein will mean the Trustee and the Servicer (on behalf of the Trustee), as applicable;

                  WHEREAS, as a condition to making the Loan, Lender has required Indemnitor to indemnify and hold harmless Lender from any Environmental Claim, any requirements of Environmental Law, or the violation of any Environmental Permit (as such terms are defined below), attributable to Hazardous Substances (as defined below) and related to the Mortgaged Property, or any portion thereof; and

                  WHEREAS, Lender would not make the Loan without this Agreement, and Indemnitor acknowledges and understands that this Agreement is a material inducement for Lender's agreement to make the Loan.

                  NOW THEREFORE, in order to induce Lender to make the Loan and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby covenants and agrees with Lender as follows:



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                  1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                           (a) "ENVIRONMENTAL CLAIM" shall mean any claim,
demand, action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose costs, expenses, obligations or liabilities on any Indemnitee (as hereinafter defined) for any of the following: (i) pollution or contamination of the environment or handling, treatment, storage, disposal, or transportation of Hazardous Substances, to the extent arising out of, or relating to Indemnitor or the Mortgaged Property or any portion thereof; (ii) exposure to Hazardous Substances for which Indemnitor or the operator of the Mortgaged Property is responsible; (iii) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Substances by the Indemnitor on or relating to the Mortgaged Property or any portion thereof; (iv) injury to or death of any person or persons directly or indirectly connected with Hazardous Substances on, under, over, or transported or released to or from the Mortgaged Property or any portion thereof; (v) contamination of any property caused by Hazardous Substances on, under, over, or transported or released to or from the Mortgaged Property or any portion thereof; or (vi) any asserted or actual breach or violation by Indemnitor or the Mortgaged Property of any requirements of Environmental Law, or any event, occurrence, or condition affecting the Mortgaged Property or any portion thereof or respecting any Hazardous Substance on, under, over, or transported or released to or from the Mortgaged Property or any portion thereof, as a consequence of which, pursuant to any requirements of Environmental Law, (a) Indemnitor or any Indemnitee shall be liable or suffer any disability, (b) the Mortgaged Property, or any portion thereof, shall be subject to any restriction on use, ownership or transferability, or (c) any remedial work shall be required. The term "ENVIRONMENTAL CLAIM" also includes (i) the costs of removal of any and all Hazardous Substances from all or any portion of the Mortgaged Property, (ii) costs required to take necessary precautions to protect against the release of Hazardous Substances on, in, under, or affecting the Mortgaged Property, or any portion thereof, and (iii) costs incurred to comply, in connection with all or any portion of the Mortgaged Property or any surrounding areas affected by Hazardous Substances on, under, over, or transported or released to or from the Mortgaged Property or any portion thereof, with all applicable Environmental Laws; but shall not include losses suffered by an Indemnitee that consist solely of a reduction in the fair market value of a Mortgaged Property due to any of the foregoing Environmental Claims.

                           (b) "ENVIRONMENTAL LAWS" means any federal, state or
local statutes, regulations, ordinances, or rules of common law and all requirements imposed by any law, rule, order, or regulation of any federal, state or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, in any way relating to the protection of the environment (including air, surface water, groundwater or land) or of human health and safety, exposure to Hazardous Substances or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transportation, or handling of Hazardous Substances now or hereinafter in effect, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act ("HMTA") (49 U.S.C. App.
Section 1801 et seq.), the Resource Conservation and Recovery Act ("RCRA") (42 U.S.C. Section 6901 et


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
seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), and the regulations promulgated pursuant thereto.

                           (c) "ENVIRONMENTAL PERMIT" means any permit, license,
approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Mortgaged Property, or any portion thereof, required under any applicable Environmental Laws.

                           (d) "HAZARDOUS SUBSTANCES" shall mean any material,
substance or waste, whether solid, liquid or gas:

                                    (i) which is defined as "hazardous wastes,"
"solid wastes," "hazardous substances," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic pollutants," "contaminants" or "pollutants," or words of similar import under any applicable Environmental Law, and in the regulations promulgated pursuant to said laws;

                                    (ii) which is known to cause cancer or
reproductive toxicity, as published pursuant to the Safe Drinking Water and Toxic Enforcement Act of 1986, or pursuant to any applicable Environmental Law;

                                    (iii) which is listed in the United States
Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                                    (iv) which is (A) petroleum or any fraction
thereof or a petroleum
byproduct, (B) asbestos or asbestos-containing material, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317);
(E) a flammable explosive; or (F) a radioactive material; or

                                    (v) which is or becomes regulated as
hazardous or toxic under applicable state or federal law or which is classified as hazardous or toxic under federal or state laws or regulations.

                           (e) "INDEMNITEE" has the meaning set forth in SECTION
2 of this Agreement.

                           (f) "PERMITTED HAZARDOUS SUBSTANCES" means
prepackaged office supplies, cleaning materials, personal grooming items and other items sold for consumer use or typically used in the operation, maintenance and repair of properties and other commercial operations on or in the vicinity of the Mortgaged Property or in the ordinary course of any


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business operations on the Mortgaged Property and heating oil for the Mortgaged
Property which are generated, stored, handled, transported and disposed of in compliance with applicable requirements of Environmental Law.

                           (g) "RELEASE" has the same meaning as given to that
term in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) and the regulations promulgated thereunder.

                  2.       Indemnification.

                           (a) Indemnitor shall protect, defend, indemnify, and
hold harmless Lender and its respective successors and assigns (including, without limitation, the Trustee, following the Securitization (as defined in SECTION 9 of the Loan Agreement)), and the officers, directors, shareholders, and employees of each of them, in each case in their capacities as such (all such persons and entities being referred to herein individually as an "INDEMNITEE" and collectively as "INDEMNITEES") from and against all liabilities, losses, costs, damages, expenses or claims, including, but not limited to, remedial, removal, response, abatement, cleanup, legal, investigative, and monitoring costs and other related costs, expenses, losses, damages, penalties, fines, liabilities, obligations, defenses, judgments, suits, proceedings, and disbursements (including, without limitation, reasonable attorneys' and experts' fees and disbursements but excluding consequential damages and losses consisting of a reduction in the fair market value of a Mortgaged Property due to an Environmental Claim) which may at any time be imposed upon or incurred by any Indemnitee to the extent arising out of or relating to (directly or indirectly): (i) violation or breach by Indemnitor or any of the Mortgaged Property of, or obligations imposed on Indemnitor or any of the Mortgaged Property under, any Environmental Law; (ii) Environmental Claims (other than Environmental Claims arising subsequent to the transfer of the Mortgaged Properties as a result of Lender's exercise of remedies under the Loan Documents); (iii) failure by Indemnitor, or any other party directly or indirectly connected with any of the Mortgaged Property, or any portion thereof, to obtain, maintain, or comply with any Environmental Permit; (iv) otherwise from the presence or existence of Hazardous Substances on, under, over, or released or transported from any of the Mortgaged Property, or any portion thereof, and/or (v) any breach of any of the covenants set forth in SECTION 3 hereof.

                           (b) In the event that any investigation, site
monitoring, containment, cleanup, removal, restoration, closure or remedial work of any kind or nature (the "REMEDIAL WORK") is (x) required under any applicable Environmental Law, any judicial order, or by any governmental or non-governmental entity or person enforcing any Environmental Law, or (y) reasonably necessary in order to prevent a material adverse effect on any of the Mortgaged Property, the operations of the improvements located thereon, or the value or priority of Lender's lien thereon (each, a "MATERIAL ADVERSE EFFECT") in either case because of, or in connection with, the current or future presence, suspected presence, Release or suspected or threatened Release of a Hazardous Substance in or on, about, under or within the Mortgaged Property (or any portion thereof), Indemnitor shall, jointly and severally, within fifteen
(15) days after written demand for performance thereof by Indemnitees (or such shorter period of time as may be required under any applicable law, regulation, order or agreement, or such longer period as may


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

be approved by Lender, in Lender's good faith discretion), commence to perform (or cause performance to be commenced), and thereafter diligently complete, all such Remedial Work. All Remedial Work shall be performed by one or more qualified contractors, approved in advance in writing by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, unless obtaining such approval shall be impracticable due to the need for prompt action, and shall be performed under the supervision of a consulting engineer approved in advance in writing by Lender. All costs and expenses of such Remedial Work shall be paid by Indemnitor including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the attorneys' fees and costs reasonably incurred by Indemnitees in connection with monitoring or review of such Remedial Work. In the event Indemnitor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Lender may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become an Environmental Claim hereunder. Any amounts payable to Lender by reason of the application of this Section shall be immediately due and payable, shall be added to the Debt (as defined in the Loan Agreement), secured by the Mortgage and shall bear interest at the Default Interest Rate (as defined in the Loan Agreement) from the date loss or damage is sustained by Lender until paid.

                           (c) This Agreement is solely intended to protect the
Indemnitees from the matters set forth in this Agreement and is not intended to secure payment of the Mortgage Note or amounts due under the Mortgage or other Loan Documents.

                           (d) This Agreement, and all rights and obligations
hereunder, shall survive performance and repayment of the obligations evidenced by and arising under the Loan Documents, surrender of the Mortgage Note, reconveyance or release of the Mortgage, or foreclosure or exercise of other remedies under the Mortgage and/or any of the other Loan Documents (whether by deed or other assignment in lieu of foreclosure, or otherwise), acquisition of the Mortgaged Property, or any portion thereof, by Lender, and transfer of all of Lender's rights in the Loan, the Loan Documents, and the Mortgaged Property or any portion thereof.

                           (e) Nothing contained in this Agreement shall prevent
or in any way diminish or interfere with any rights and remedies, including, without limitation, the right to contribution, which Lender may have against Indemnitor or any other party under CERCLA, as it may be amended from time to time, or any other applicable Federal or state laws.

                           (f) Anything herein to the contrary notwithstanding,
Lender's rights under this Agreement shall be in addition to all rights of Lender under the Loan Documents, and any payments by Indemnitor under this Agreement shall not reduce Indemnitor's obligations and liabilities under any of the Loan Documents.

                  3. Covenants of Indemnitor. Indemnitor covenants and agrees with Lender as follows:

                           (a) Indemnitor will keep, and will require all
operators, tenants,


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subtenants, licensees and occupants of the Mortgaged Property or any portion thereof to keep, the Mortgaged Property free of all Hazardous Substances, except for Permitted Hazardous Substances, and shall not cause or permit the Mortgaged Property, or any portion thereof, to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances (other than the storage and handling of Permitted Hazardous Substances in compliance with all requirements of Environmental Laws).

                           (b) Indemnitor will comply with, and shall require
all operators, tenants, subtenants, licensees and occupants of the Mortgaged Property or any portion thereof to comply with all applicable Environmental Laws and shall obtain and comply with, and shall require all operators, tenants, subtenants, licensees and occupants of the Mortgaged Property to obtain and comply with, all Environmental Permits.

                           (c) Indemnitor will not cause or permit any change to
be made in the present or intended use of the Mortgaged Property or any portion thereof which would (i) involve the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances other than Permitted Hazardous Substances or the use of the Mortgaged Property or any portion thereof as a waste disposal site or for military, manufacturing or industrial purposes or for the storage of petroleum or petroleum based products (other than Permitted Hazardous Substances in compliance with requirements of Environmental Law), (ii) violate any applicable Environmental Law, (iii) constitute noncompliance with any Environmental Permit, or (iv) increase materially the risk of a Release of any Hazardous Substances.

                           (d) To the extent required by Environmental Laws,
Indemnitor will undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions necessary to contain, mitigate, remove and clean up all Hazardous Substances that are determined to be present at the Mortgaged Property or any portion thereof to the extent required by any applicable Environmental Law or Environmental Permit or necessary to prevent a Material Adverse Effect.

                           (e) Indemnitor will at all reasonable times allow
Lender and its officers, employees, agents, representatives, contractors and subcontractors reasonable access to the Mortgaged Property and each portion thereof for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions. Lender shall give Indemnitor reasonable notice of its desire for access to the Mortgaged Property or any portion thereof, unless the need for prompt action makes such notice impracticable and will cooperate with Indemnitor in good faith so as to minimize the disruptive effect of such access.

                           (f) If Lender obtains reliable evidence or
information that a material environmental problem exists or may exist on, at or under the Mortgaged Property or any portion thereof, Lender may, after consultation with Indemnitor, require that a full or supplemental environmental inspection and audit report with respect to the Mortgaged Property, of a scope and level of detail reasonably satisfactory to Lender, be prepared by an environmental engineer or other qualified person selected by Lender, at the sole cost and expense of Indemnitor. If Lender


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requires, such inspection will include a records search and, if said environmental engineer or other person recommends the same as a matter which a prudent owner of property under the circumstances should perform, subsurface testing for the presence of Hazardous Substances in the soil, subsoil, bedrock, surface water and/or ground water under the Mortgaged Property. Any so-called "INTRUSIVE ACTIVITIES" (i.e., activities which require physical change to the Mortgaged Property) shall be performed by contractors selected by Indemnitor and reasonably acceptable to Lender. If said report indicates that a Release of any Hazardous Substances has occurred and/or is occurring on, at, under or from the Mortgaged Property, other than as permitted by any Environmental Permit, Indemnitor will promptly undertake and diligently complete all investigative, containment, removal, clean up and other remedial actions, which are either (x) required by law, rule, regulation or court order, or (y) reasonably necessary in order to prevent a Material Adverse Effect, in either case using methods recommended by or acceptable to the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities having jurisdiction over the Mortgaged Property, or any portion thereof.

                  4.       Notice of Actions.

                           (a) Indemnitor shall give immediate written notice to
Lender of: (i) any proceeding, inquiry, notice, or other communication by or from any governmental authority, including, without limitation, the United States Environmental Protection Agency and any applicable state or local agencies, regarding the presence or existence of any Hazardous Substances on, under, or about any of the Mortgaged Property or any migration thereof from or to any of the Mortgaged Property or any actual or alleged violation of Environmental Law; (ii) all Environmental Claims and any other claims made or threatened against Indemnitor or the Mortgaged Property relating to any loss or injury resulting from or pertaining to any Hazardous Substances or any alleged breach or violation of any Environmental Law; (iii) Indemnitor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any of the Mortgaged Property that reasonably may cause the Mortgaged Property, or any portion thereof, to be subject to any restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Mortgaged Property, or any portion thereof, to any liability, penalty, or disability under any Environmental Law; and (iv) Indemnitor's receipt of any notice or discovery of any information regarding any actual, alleged, or potential use, production, storage, spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Substances on, under, or about any of the Mortgaged Property (other than Permitted Hazardous Substances) or any alleged breach or violation of any Environmental Law pertaining to Indemnitor or the Mortgaged Property, or any portion thereof.

                           (b) Immediately upon receipt of the same, Indemnitor
shall deliver to Lender copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications (other than privileged communications with legal counsel), documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Hazardous Substances (other than Permitted Hazardous Substances) on, under, or about any of the Mortgaged Property.



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

                           (c) Lender shall have the right to join and
participate in, as a party if it so elects, any legal proceedings or actions in connection with the Mortgaged Property involving any Environmental Claim, any Hazardous Substances or any requirements of Environmental Law, and Indemnitor shall reimburse Lender upon demand for all of Lender's costs and expenses reasonably incurred in connection therewith, including reasonable attorneys' fees.

                           (d) Promptly upon Lender's reasonable request,
Indemnitor will execute and deliver such instruments as Lender reasonably may deem useful or necessary to permit Lender to take any action referred to in
SECTION 4(C) above.

                  5.       Procedures Relating to Indemnification.

                           (a) Indemnitor shall at its own cost, expense, and
risk: (i) defend all suits, actions, or other legal or administrative proceedings that may be brought or instituted against an Indemnitee or Indemnitees, as the case may be, on account of any matter or matters arising under or within SECTION 2 above; (ii) pay in or satisfy any judgment or decree that may be recorded against an Indemnitee or Indemnitees, as the case may be, in any such suit, action, or other legal or administrative proceedings; (iii) reimburse Indemnitee or Indemnitees, as the case may be, for the cost of, or any payment made by any of them for, any reasonable expenses incurred in connection with Hazardous Substances undertaken as a result of any demands, causes of actions, lawsuits, proceedings, or any other claims threatened, made, or brought against any Indemnitee or Indemnitees, as the case may be, arising out of the obligations of Indemnitor under this Agreement; and (iv) reimburse Indemnitee or Indemnitees, as the case may be, for any and all expenses, including, but not limited to, all reasonable legal expenses arising out of or attributable to, the above acts or in connection with enforcing the rights of Indemnitees under this Agreement or in monitoring and participating in any action, proceeding, or litigation, subject to the provisions of SECTION 5(B) below.

                           (b) Counsel selected by Indemnitor pursuant to
SECTION 5(A) above shall be subject to the approval of the Indemnitee or Indemnitees, as the case may be, asserting a claim hereunder; provided, however, that Indemnitee or Indemnitees, in good faith, as the case may be, may elect to defend any such claim, lawsuit, action or legal or administrative proceeding, if, in the judgment of the Indemnitee or Indemnitees, as the case may be, (i) the defense is not proceeding or being conducted in a satisfactory manner, or
(ii) there is a conflict of interest between any of the parties to such lawsuit, action, legal, or administrative proceeding. In the event the Indemnitee or Indemnitees elect to defend any such claim, lawsuit, action or legal or administrative proceeding pursuant to the preceding sentence, Indemnitor shall be responsible for the costs and expenses of the legal counsel engaged by Indemnitee or Indemnitees. Notwithstanding anything in this subsection, Lender may, at any time and at its own expense, employ its own legal counsel and consultants to prosecute, negotiate, or defend any such claim, action, or cause of action, and Lender shall have the right at Lender's own expense to settle or compromise any action, suit, proceeding, or claim as Lender may determine.

                  6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Indemnitor and Indemnitees and their respective heirs, personal representatives,


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

successors and assigns, including as to Lender, without limitation, any holder of the Mortgage Note and any affiliate of Lender which acquires all or part of the Mortgaged Property by any sale, assignment or foreclosure under the Mortgage, by deed or other assignment in lieu of foreclosure, or otherwise.

                  7. Limitation of Liability of Indemnitees. Notwithstanding any ownership by any Indemnitee at any time of all or any portion of the Mortgaged Property, in no event shall any Indemnitee (including any successor or assign as holder of the Mortgage Note) be bound by any obligations or liabilities of any of the Indemnitor.

                  8. Liability of Indemnitor. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Indemnitor or any person who succeeds Indemnitor as owner of the Mortgaged Property, or any portion thereof. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment, or foreclosure of the Mortgage Note or the Mortgage or any sale or transfer of all or part of the Mortgaged Property; (iii) any exculpatory provision in any of the Loan Documents limiting Lender's recourse to property encumbered by the Mortgage or to any other security, or limiting Lender's rights to a deficiency judgment against Indemnitor or any other party, including without limitation, any provision of the Loan Documents entitled "LIMITATIONS ON LIABILITY;" (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under any of the Loan Documents; (v) the release of Indemnitor or any other person or entity from performance or observance of any of the agreements, covenants, terms, or conditions contained in any of the Loan Documents by operation of law, Lender's voluntary act, or otherwise; (vi) the release or substitution in whole or in part of any security for the Mortgage Note; or (vii) Lender's failure to perfect, protect, secure, or insure any security interest or lien given as security for the Mortgage Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

                  9. Delay. No delay on Lender's part in exercising any right, power, or privilege under any of the Loan Documents shall operate as a waiver of any such privilege, power, or right.

                  10. Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  11. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing (except as is otherwise specifically provided in this Agreement) and shall be deemed to have been duly given or made when received (or when delivery thereof is refused by the intended recipient) if mailed by first-class registered or certified mail, return receipt requested, postage prepaid, sent by facsimile transmission with confirmation of receipt or delivery, sent by nationally recognized overnight courier, or delivered by hand, addressed or directed as follows (or to such other address or facsimile transmission number as may be hereafter designated in writing by the respective parties hereto):



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

         IF TO INDEMNITOR:    Arden Realty Finance IV, L.L.C.
                              11601 Wilshire Boulevard
                              Suite 402
                              Los Angeles, CA 90025
                              Attention:  Diana M. Laing


         IF TO LENDER:        Lehman Brothers Realty Corporation
                              Three World Financial Center
                              New York, New York  10285
                              Attention:  Commercial Loan Surveillance
                              Fax:        (212) 528-6659

                  12. Attorneys' Fees. In the event that any Indemnitor or Indemnitee brings any suit or other proceeding with respect to the subject matter or enforcement of this Agreement and is the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced) the prevailing party shall, in addition to such other relief as may be awarded, be entitled to recover reasonable attorneys' fees and expenses (at all trial, appellate or other levels) and costs of investigation, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 United States Code Sections 101 et seq., or any successor statutes.

                  13. Successive Actions. A separate right of action hereunder shall arise each time Lender acquires knowledge of any matter described in SECTIONS 2 or 4 hereof. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitor hereby waives and covenants not to assert any defense in the nature of splitting of causes of action or merger of judgments.

                  14. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by any court of competent jurisdiction, then the balance of this Agreement nevertheless shall be enforceable, and the subject provision shall be enforceable in all other circumstances.

                  15. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to any Indemnitor hereunder, whichever is earlier, until paid to Indemnitee(s) at the Default Interest Rate (as defined in the Loan Agreement).

                  16. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (but not including the choice of law rules thereof).



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

                  17. Waiver of Trial By Jury. Indemnitor hereby knowingly, voluntarily, and intentionally waives the right to a trial by jury in respect of any litigation based hereon, arising out or, under or in connection with this Agreement or any other Loan Documents contemplated to be executed in conjunction herewith, or any course of conduct, course of dealings, statements (whether verbal or written) or actions of any party or any exercise by any party of their respective rights under the Loan Documents or in any way relating to the Loan (including, without limitation, any action to rescind or cancel this Agreement, and any claims or defenses asserting that this Agreement was fraudulently induced or is otherwise void or voidable); this waiver being a material inducement for Lender to accept this Agreement.

                  18. Consent to Jurisdiction. By execution and delivery of this Agreement, Indemnitor accepts, generally and unconditionally, the jurisdiction of any state or federal court in the State of New York and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement or any transaction contemplated hereby from which no appeal has been taken or is available.



                           [SIGNATURE PAGE TO FOLLOW]





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

                  IN WITNESS WHEREOF, Indemnitor has executed this Agreement as of the date first set forth above.


                                     ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company


                                     By:  ____________________________________
                                          Name:_______________________________
                                          Title:______________________________


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